UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2022

ATHENEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38112	43-1985966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Main Street, Suite 600, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 427-2950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2022, at a special meeting of stockholders (the “Special Meeting”) of Athenex, Inc. (the “Company”), the stockholders of the Company approved the Second Amendment (the “Plan Amendment”) to the Company’s Amended and Restated 2017 Omnibus Incentive Plan (the “Plan”) to increase the number of shares of common stock reserved for issuance thereunder by 12,500,000 shares and extend the term of the Plan until November 22, 2032.

A detailed summary of the material features of the Plan Amendment is set forth in the Company’s definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on October 11, 2022 (the “Proxy Statement”). That summary is qualified in its entirety by reference to the text of the Plan, which is filed as Appendix D to the Proxy Statement, and the text of the Plan Amendment, which is filed as Exhibit 10.1 hereto, both of which are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Special Meeting, the stockholders approved an amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (“Charter”) to increase the number of authorized shares of common stock, from 250,000,000 shares to 500,000,000 shares. Following this approval, the Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware and it became effective at 4:00 p.m. Eastern Time on November 22, 2022.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed hereto as Exhibit 3.1 and is incorporated herein by reference

Item 5.07	Submission of Matters to a Vote of Security Holders.

The proposals set forth below, each as further described in the Proxy Statement, were submitted to the Company’s stockholders at the Special Meeting. The number of shares of common stock entitled to vote at the Special Meeting was 156,790,234. The number of shares of common stock present or represented by valid proxy at the Special Meeting was 103,464,115. The voting results for the proposals are as follows:

1.

The Company’s stockholders voted to approve an amendment to the Charter to effect an increase in the total number of authorized shares of the Company’s common stock from 250,000,000 shares to 500,000,000 shares. The number of shares that voted for, against, and abstained from voting for this proposal is summarized in the table below:

FOR	AGAINST	ABSTAIN
95,522,869	7,787,363	153,883

2.	The Company’s stockholders voted to approve an amendment to the Charter, at the discretion of the Board, to effect a reverse stock split of the issued and outstanding shares of common stock in a range of not less than one-for-five shares and not more than one-for-twenty shares, with a corresponding reduction in the total number of authorized shares of common stock in proportion to the reduction of the issued and outstanding shares. The number of shares that voted for, against, and abstained from voting for this proposal is summarized in the table below:

FOR	AGAINST	ABSTAIN
99,183,681	4,205,053	75,381

3.

The Company’s stockholders voted to approve the Plan Amendment. The number of shares that voted for, against, and abstained from voting for this proposal as well as the number of broker non-votes, is summarized in the table below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
72,471,352	5,670,519	158,157	25,164,087

Broker non-votes represent shares held by broker nominees for beneficial owners that were not voted because the broker nominee did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares on a non-routine proposal.

Item 8.01	Other Events.

Also on November 22, 2022, the Company issued a press release announcing preliminary results of the Special Meeting. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Athenex, Inc., effective as of November 22, 2022

10.1	Second Amendment to the Athenex, Inc. Amended and Restated 2017 Omnibus Incentive Plan

99.1	Press release issued by the Company on November 22, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENEX, INC.

Date: November 22, 2022	/s/ Joe Annoni
	Name:	Joe Annoni
	Title:	Chief Financial Officer